UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2010

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                Regulation FD Disclosure

On July 28, 2010, Winmark Corporation (the “Company”) announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.02 per share will be paid on September 1, 2010 to shareholders of record on the close of business on August 11, 2010.  Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

On July 30, 2010, the Company announced in a press release that it has redeemed all of its outstanding Renewable Unsecured Subordinated Notes.  The redemption price equaled 100% of the principal amount, plus accrued and unpaid interest up to the redemption date.  The Company borrowed $16.0 million on its line of credit to finance the redemption.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Item 8.01                Other Events

On July 28, 2010, the Company announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.02 per share will be paid on September 1, 2010 to shareholders of record on the close of business on August 11, 2010.  Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

On July 30, 2010, the Company announced in a press release that it that it has redeemed all of its outstanding Renewable Unsecured Subordinated Notes.  The redemption price equaled 100% of the principal amount, plus accrued and unpaid interest up to the redemption date.  The Company borrowed $16.0 million on its line of credit to finance the redemption.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Item 9.01                Financial Statements and Exhibits

(d)            Exhibits

99.1	Press Release dated July 28, 2010
99.2	Press Release dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: July 30, 2010	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated July 28, 2010

99.2	Press Release dated July 30, 2010